Exhibit 10.2

Colla boration Agreement

Between

DanDrit Biotech A/S
(Danish company registration No. 26 02 73 22)
Symbian Science Park
3, Fruebjergvej, Box 62
DK-2100 Copenhagen
Denmark

(in the following referred to as the “Company”)

and

National Cancer Centre of Singapore Pte Ltd
11 Hospital Drive
Singapore, 169610

(in the following referred to as “NCC”)

The Company and NCC wish to collaborate regarding a clinical Named patient Use program conducted in Singapore at NCC with the dendritic cell vaccine MelCancerVac® belonging to the Company. The program is further defined in Appendix A hereto and shall hereinafter be referred to as the “NpU program”.

NCC and the Company have established a GMP approved laboratory in which the manufacturing of MelCancerVac® will take place.

NCC has received approval for the NPU program from Institutional Review Board (“IRB”). The clinical and R&D activities of NpU relates to the Company’s product, MelCancerVac®.

The parties have simultaneously herewith entered into a Material Transfer Agreement (“MTA’’) according to which the Company shall supply 5 batches of its proprietary lysate (as defined below) for the NpU program.

NOW, THEREFORE, the following Collaboration Agreement has been entered into:

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

1. Definitions
“Agreement” shall mean this agreement including its appendices.

“Confidential Information” shall mean all commercially sensitive information related to the NpU program and to the dendritic cell vaccine MelCancerVac®, the Lysate or otherwise of a secret nature (including Know - How), or information which is marked confidential, or which is orally stated to be confidential, relating to any and all aspects of the business and financing of the Company. Such information may be expressed in any form including orally, as an idea, as price lists, plans, customer lists or details, computer software, or information concerning the Company’s relationships with actual or potential clients or customers and the needs and requirements of such persons .

“Intellectual Property” as used in this Agreement shall mean and include all patentable and unpatentable inventions, ideas, discoveries, improvements, works of authorship, copyrights, trade secrets, know-how and any equivalents thereof, but shall not include identifiable patient information.

“Know-How” shall include all knowledge, experience, data, technical or commercial information, inventions and all other intellectual property rights (other than the Patents) existing prior to the Commencement Date or developed in parallel with, but not being part of the NpU program which might reasonably be of commercial interest to either party in the design, manufacture or supply of the Protocols. This includes (without limitation) descriptions of manufacturing processes , recipes , formulae, or drawings relating to the development, manufacture, assembly, testing and use of the Protocols, the dendritic cell vaccine MelCancerVac®, the Lysate and other products and substances provided under this agreement.

“Lysate” shall refer to DanDrit’s proprietary allogenic cell lysate.

“MelCancerVac®” shall refer to DanDrit’s proprietary dendritic cell vaccine.

“Patents” shall refer to the existing patents and applications for patents and rights of a similar nature existing prior to the Commencement date or developed in parallel with, but not being part of the NpU program in any jurisdiction where the Company has applied for a patent - short particulars of which are set out in Schedule 1 (“the Patents”).

“Protocols” shall refer to method protocols in Appendix A.

“SOPs” shall refer to all documents developed by the Company in relation to MelCancerVac ® and its use. All SOPs are confidential and the Company’s property and hence may not be disclosed or transferred to any third party.

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

2. Appointment and purpose of the agreement 0 Bio tech
This Agreement has been entered into by the Company and NCC as of 10th November 2008
(hereinafter referred to as the “Commencement Date”).

The Agreement, with reference to Appendix A, sets the framework for the NpU program done at NCC with MelCancerVac®.

Dr. Toh Han Chong is Principal Investigator on the NpU program.

The NpU program is paid by the patient on a cost recovery basis.

The rights belonging to the Company granted from the Company to NCC under this Agreement in relation to the NpU Program are granted on a non-exclusive basis, meaning that the Company shall be entitled, without limitations, to enter into agreements in respect of research project and clinical protocols with any other third party. The Company will provide NCC with 60 days notice prior to entering into any such agreement with a third party.

3. Clinical coordinating group
As a part of the collaboration between the Company and NCC, a clinical coordinating group will be established consisting of the following persons:

Coordinator:	Mai-Britt Zocca - Company
Company:	Pia Kvistborg (immunological monitoring) and Mogens H. Claesson
NCC:	Dr Toh Han Chong and Dr. Peter Wang

The purpose of the group is to:
●	Discuss and follow up on developed results of the NpU program.
●	Provide progress report monthly (from NCC to the Company and vice versa)
●	Provide input as to make the process and logistics more efficient in the NpU program.

4. Contribution from the parties and obligations
4.1 NCC’s contribution and obligations:
●	Writing of the NpU protocol and obtaining approval from relevant authorities, if necessary.
●	Clinical monitoring of the patients in the NpU program
●	Work up data and other statistics and supply such data and statistics to the Company, as stated in Appendix A
●	Make a monthly progress report to the Company regarding progress in the NpU program
●	Be responsible for costs in relation to the training of NCC personnel, where necessary.

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

4.2 DanDrit’s contribution and obligations:
●	Manufacture the lysate necessary for the manufacturing of the vaccines in NCC
●	Provide all necessary scientific knowledge
●	Provide personnel for traveling to Singapore to audit the GMP facility of NCC and adaptation of parts of DanDrit’s SOP system
●	Conduct cellular immunological monitoring i.e. ELISPOT, FACS and cytokine/chemokine analysis

4.3 The parties mutually understand and acknowledge that it is of utmost importance for the success of the collaboration according to this Agreement that the above contributions and obligations are complied with and that non-fulfillment of such contributions and obligations may constitute a material breach for the purposes of this Agreement.

5. Rights to products
5.1 No right or license of MelCancerVac® is granted under this Agreement except as expressly stated in this Agreement or for the performance of the NpU Program. It is understood that any and all proprietary rights, including but not limited to patent rights in and to the MelCancerVac®, shall remain with the Company.

5.2 The Lysate is supplied by the Company to NCC solely for use in the NpU program. NCC shall have no right to manufacture, supply (sell, lend, let out on hire, lease or otherwise dispose of), distribute, release or disclose the Lysate or the MelCancerVac® to any other person or entity and shall ensure that no one will be allowed to take or send the Lysate or the MelCancerVac® to any other location than agreed with the Company unless written permission is obtained in advance from the Company. NCC agrees to maintain the confidentiality of any proprietary information from the Company regarding the Lysate or the MelCancerVac®, except as provided in this Agreement.

5.3 Save for identifiable patient medical information, data, results and inventions relating to the NpU program shall be the sole property of the Company.

6. Disclosure and protection of the Company’s Intellectual Property
6 .1 Neither party shall disclose to any third party the other party’s Confidential Information .

6.2 Both parties shall promptly disclose to the other party in writing all Intellectual Property made, developed, created, conceived or reduced to practice during activities pursuant to this Agreement or which arises out of Confidential Information disclosed in connection with this Agreement.

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

6.3 Each party agrees during the term of this Agreement and for 5 (five) years after expiry or termination of this Agreement to keep secret and confidential all Confidential Information and Know - How obtained from the other. Each party further agrees to use such Confidential Information or Know - How exclusively for the purposes of this Agreement.

6.4 The provisions above shall not apply to Confidential Information or other information which the relevant party can prove

- was in the public domain at the date of receipt; or

- was in its possession (other than under any obligation of confidence) at the date of receipt; or

- becomes public knowledge otherwise than through a breach of any obligation of confidentiality owed to the party communicating such information to the other; or

- was independently developed by the recipient party without the use of or reference to the Confidential Information as demonstrated by documentary evidence; or

- is required to disclose pursuant to an obligation under statute or to a statutory or governmental body.

6.5 NCC understands and acknowledges that the continued confidentiality of the Confidential Information and the Know-How is critical to the Company and a key factor to the continued goodwill and ultimate success and profitability of the Company and that such confidentiality goes to the essence of this Agreement. Accordingly, both parties agree that use or disclosure of the Confidential Information and Know - How in a manner inconsistent with the Agreement will cause the disclosing party irreparable damage and that the remedy at law of the Company for any actual or threatened breach of this Agreement will be inadequate and that the Company shall be entitled, as a matter of right, to specific performance hereof or injunctive relief, by temporary injunction or other appropriate judicial remedy, writ or order.

7. Publication of results
Both parties have the intention to publish the results arising from the NpU program.

Publication of such results will take place as collaboration between NCC and the Company and all publications shall refer to both the Company and NCC.

Publication of any results arising from the NpU program or the collaboration between the parties otherwise shall take place after the Company and NCC have both accepted the publication. Both parties shall have the right to request within 30 days of receipt of a final draft changes that will allow maintenance of a party’s Confidential Information and Know - How, as

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com well as an additional 60 days for patent protection of results, however, neither party shall unreasonably withhold its acceptance of any publication. For the avoidance of doubt, the Company shall not withhold acceptance of any publication of results that are of sufficient scientific quality for publication in a peer reviewed journal merely because they are not in line with the Company’s commercial interests.

In case of any disagreement in respect of the understanding and statistical analysis of the clinical trial an independent Advisory Board consisting of 4 (four) members - 2 (two) appointed by the Company and 2 (two) appointed by NCC - shall within a 30 days period provide its assessment and evaluation in respect of what should be published.

Both parties’ personnel shall be acknowledged in accordance with customary scientific practice.

8. Liability and Force Majeure
8.1 NCC expressly disclaims any liability in connection with the MelCancerVac ® , including any liability for any product claim arising out of a condition caused by or allegedly caused by the administration of such product except to the extent that such liability is caused by the negligence, willful misconduct by NCC.

8.2 In no event shall NCC be liable for any use by Company of the results or any other information provided by NCC to Company. The Company hereby agrees to defend indemnify and hold harmless NCC, its officers, directors, employees licensors and agents from any loss, claim, damage, expense or liability of whatsoever kind or nature (including attorney’s fees), which may arise from or in connection with this Agreement, except when such loss, claim, damage, expense or liability is the result of Company’s gross negligence or willful misconduct.

8.3 Neither party shall be deemed to be in breach of this Agreement or otherwise liable to the other party for any failure or delay in performing its obligations under this Agreement if prevented from doing so by force majeure and shall be entitled to a reasonable extension of time for performing its obligations. Force majeure shall include circumstances beyond the reasonable control of either party which result in delay or prevent either party from performing its obligations under this Agreement, including acts of God, acts of any governmental or supra national authority, war or national emergency, riots, civil commotion, fire, explosion, flood, epidemic, lock-outs, strikes or other industrial disputes, restraints or delays affecting shipping or carriers .

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

9. Termination - Return of documentation
9.1       This Agreement comes into effect on the Commencement Date and, unless terminated earlier under the provisions of this clause, shall remain in full force and effect for a period of 5 years after which period the Agreement shall expire without further notice, unless the Parties mutually agree in writing to extend the term. Prior to the end of the term, either party may terminate the Agreement by giving the other party not less than 3 months’ prior written notice (“Early Termination”).

9.2       In the event of Early Termination of this Agreement, Parties shall confer promptly to agree upon an appropriate patients already enrolled in the NpU Program, subject always to NCC and PI’s duty to safeguard the welfare and medical care of the patients.

9.3 Either party may terminate this Agreement by notice in writing if the other party is in material breach of this Agreement and shall have failed (where the breach is capable of remedy) to remedy the breach within 14 days of the receipt of a request in writing from the other party to remedy the breach, such request setting out the breach and indicating that failure to remedy the breach may result in termination of this Agreement without further notice.

9.4 Subject to Clause 9.2 above, both Parties shall upon the expiry of the termination period return all materials, documents or other information provided or otherwise related to the clinical trial (including all results) to the providing party, except that the receiving party shall be permitted to retain one copy of the Confidential Information that any continuing legal obligations may be determined.

10. Assignment
Except as expressly permitted in this Agreement or upon mutual agreement, the parties shall not assign, transfer, charge, encumber or otherwise deal with the whole or any part of this Agreement, or any of its rights or obligations under this Agreement.

11. Relationship of the parties
Each of the parties hereto is an independent contractor and nothing contained in this Agreement, and no action taken by the parties pursuant to this Agreement, shall be construed to imply that there is any relationship between the parties of partnership or of principal/agent or of employer/employee, nor are the parties hereby engaging in a joint venture, association or other co-operative venture, and accordingly neither of the parties shall have any right or authority to act on behalf of the other nor to bind the other by contract or otherwise, unless expressly permitted by the terms of this Agreement.

12. Severability
If any of the provisions of this Agreement is judged to be illegal or unenforceable, the continuation in full force and effect of the remaining provisions will not be prejudiced unless

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com the substantive purpose of this Agreement is then frustrated, in which case either party may terminate this Agreement on written notice to the other.

13. Entire Agreement / Reliance on representations
This Agreement, together with any documents referred to in this Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior communications, drafts, agreements, representations (other than representations made fraudulently), warranties, stipulations, undertakings and agreements of whatsoever nature, whether oral or written, between the parties.

Without limiting the generality of the foregoing NCC agrees and acknowledges that it has entered into this Agreement on its own assessment of the viability of its business or prospective business. Furthermore, NCC has not relied on any statement of opinion, warranty, promise, representation or other assurance, whether oral or written that may have been made by the Company as to the future profitability of the collaboration, provided that this shall not exclude any liability which the Company would otherwise have to NCC in respect of any statements made fraudulently by the Company prior to the date of this Agreement.

14.  Variations
No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties by a director or other duly authorized officer of each of the parties.

15.  Waiver
The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy, or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

16. Governing Law and Jurisdiction
This Agreement is governed by and shall be construed in accordance with Singapore law.

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause.

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

17. Notices
Any demand, notice or other communication given or made under or in connection with this Agreement shall be in writing and shall be given to the Company or to NCC, as the case may be, either personally, by post (registered or air mail as appropriate), by facsimile appropriately addressed as follows:

Company	NCC
DanDrit Biotech A/S	National Cancer Centre
Symbion Science Park	11 Third Hospital Avenue #07 -00, SNEC
3, Fruebjergvej, box 62	Building, Singapore 168751
DK-2100 Copenhagen
Denmark
Phone (0045) 3917 9840	Phone (65) 6436 8086
FACSIMILE NUMBER
For the attention of:	Dr Nicholas Tay
CEO Mai-Britt Zocca

Or to such other address, facsimile or name as either party may from time to time designate by written notice to the other.

Notices and communications so designated shall be deemed to have been duly given or made:
●	if delivered by hand, upon delivery at the address of the relevant party;
●	If sent by prepaid first class post, 14 Business days after posting [Overseas]; or
●	if sent by fax at the time of transmission (provided a confirmatory letter is sent on the day of transmission by prepaid first class post);

Where in accordance with the above provisions any notice or communication would otherwise be deemed to be given or made on a day which is not a Business Day or after 4.00 pm on a Business Day (any day other than Saturday or Sunday or a bank or public holiday in Denmark), such notice or other communication shall be deemed to be given or made at 9 .00 am on the next Business Day.

18. Costs and expenses
Except where otherwise expressly provided in this Agreement, each party will pay its own costs and expenses in relation to the preparation, execution, completion and implementation of this Agreement.

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

19. Counterparts
This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, each of which so executed and delivered shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

In witness whereof the parties intending to be legally bound have caused this Agreement to be executed by their duly authorized representatives.

EXECUTED and DELIVERED
by DANDRIT BIOTECH A / S	)
acting by CEO Mai-Britt Zocca	)
authorised in accordance with the laws of the
Kingdom of Denmark
)
such execution being witnessed by : CSO Mogens Claesson	)

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

EXECUTED and DELIVERED
By National Cancer Centre of Singapore Pte Ltd

Acting by Nicholas Tay	)
Authorized in accordance with the laws of Singapore	)

Signature:

Name:	Nicholas Tay
Title:	Chief Operating Officer, NCC
Date:	November 18, 2008

Signature of witness:
Name of witness: Koo Wen Hsin
Address of witness: 11 Hospital Drive, Singapore 169610
Occupation of witness: Head of Department of Medical Oncology, NCC

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

Read and acknowledged:

Signature:
Name:
Date:

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

SCHEDULE 1

THE PATENTS

Protocol for generating dendritic cells: W02007065439
Pharmaceutical composition for inducing an immune response in a human or animal:
W003045427

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

Appendix A

Named Patient Use (a)
Vaccinat ion with autologous monocyte-derived Dendritic Cells pulsed w ith lysate of allogeneic melanoma cell line (MelCancerVac ® ) as a treatment option for advanced colorecta l cancer patients.

Named Patient Use Program

Title

Vaccination of Autologous Dendritic Cells Loaded with Lysate of Allogeneic Melanoma Cells, MELCANCERVAC as a Treatment Option to Advanced Colorectal Cancer Patients (on Named Patient basis).

Investigators

Senior Principal Investigators

Dr Toh Han Chong
Senior Consultant
Department of Medical Oncology
National Cancer Centre

Mai Britt Zocca	Professor Mogens Claesson
CEO	Department of Medical Anatomy
Dandrit A/ S Biotech	The Panum Institute, University of Copenhagen
Copenhagen, Denmark	Copenhagen, Denmark

Correspondence

Dr Toh Han Chong
Senior Cons ultant
Department of Medical Oncology,
National Cancer Centre,
11 Hospital Drive
Singapore 169610
Email : dmothc@nccs .com .sg
Fax : 65- 6227 2759
Tel : 65- 6436 8128

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

Purpose:

The purpose for the application of named patient use is to provide patients with advanced colorectal cancer or other forms of cancer(s) with the presence of MAGE antigen expression an alternative treatment for the vaccination with MelCancerVac, where there is no further indication for surgery or treatment with chemotherapy.

Treated Patients will be monitored and research blood will be taken at specific time points to evaluate the efficacy and specific immunologic responses of vaccination with MelCancerVac. Patient’s data collected from this named patient use program will contribute to our previous Phase II a data as well as the upcoming Phase II b colorectal clinical study.

Specifications:

Patients will be fully monitored according to the previous phase II a study protocol where PBMCs will be isolated from research blood for subsequent analysis to determine the extent of immune response against the tumour lysate antigens by CTL and ELISPOT assay.

Similarly, patients will be recruited on named patient basis according to the patient inclusion and exclusion criteria stated in the phase II a study protocol. However, there may be some exceptional cases where treatment will be made based on Doctor’s discretion on the patient’s quality of life.

Here below, is a reference for the protocols used for the named patient program:

1)	Manufacturing Procedure for MelCancerVac (MCV) Using Peripheral Blood (SOP no: SG 20082) (Dandrit SOP: XX )

2)	Patient Batch Record for Manufacturing of MelCancerVac (MCV) Using Peripheral Blood (SOP no: MCV SG 20082) (Dandrit SOP: XX )

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbion Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

Estimated Time line of
Program:

Target no of patients : 10 patients

First patient for venesection: September 2008

Last patient for venesection : January 2009

No. of new patient venesections per week : 1 patient every biweekly

No. of new patient venesections per month: 2

rv This is subject to change depending on the accomodation of re-venesections to be done on recruited patients. (From previous studies there should be “‘ 2.5 venesections per patient to obtain 10x vaccines)

Based on the assumption that there would be rv 2.5 venesections per patient, we will only be able to accomodate 2 ‘first’ venesections per month assuming that there would be revenesections carried out throughout the month as well.

Items:	Prospective dates:	Checklist
IRB submission	27th June’2008	v
Setting up of Cost Centre for Dandrit at NCC	August 2008	v
Deposit for setup funds into Dandrit acc. At NCC	End of Aug - 1st week Sept’08
Shipment of Tumour Lysate (Denmark- Singapore)	?
Ordering of laboratory consumables for DC prod’n	7th July - 11th July’2008	ongoing
First patient for venesection	September 2008
Last patient for venesection	January 2009
Last Patient follow up	?
Monitoring of patient (research blood collection)	Ongoing from first patient in.

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

Budget Estimate:
Item:	Cost:(SGD)	Specifications:
Start up cost for named patient use	20,000.00	This would be the cover costs for “‘2- 3 patients.
Complete Treatment (MCV) cost (lOx vaccines)/patient- Cost Breakdown as below;	14,000 per patient	This is based on complete cost recovery.
Cost per venesection (including vaccine prod’n, manpower and miscellaneous costs)-	7,000 per venesection	Average no. of venesections- 2.5 venesections to prepare up to 10 vaccines
Vaccine Production costs (for 10 patients)-
Total cost of cytokines	31,070.00
Total cost of media/sol’ns	7,442.00
Total cost of laboratory consumables	19,491.50
Freight charges for tumour lysate	3,000.00
Tumour lysate production cost	50,000.00
Total Vaccine production costs-	110,004
Total production costs	110,004	With contingencies and approximations for 7% GST
Manpower costs-
1x Research Technologist	7,140.00	70% of full month salary x 6mths (work hours for 10 patients)
1x Administrator/Laboratory Technologist	6,720.00	35 % of full month salary x 6mths (work hours for 10 patients) 50 % of full month salary x 6mths (work hours for 10 patients)
1x Project Manager	12,000.00
Miscellaneous-
Purchase of LN2 tank for storage of vaccines	2,340.00	30% of total cost LN2 tank This tank will subsequently be used for the phase II b trial.
Admin costs (stationaries ..etc)	500.00
Total Manpower costs, Miscellaneous	28,700.00
Total Manpower costs + miscellaneous (round off)	28,700.00
Total cost for named patient use (for 10 patients)	,.., 139,703.50. Round off	Sum of vaccine production costs, manpower costs & misecllaneous for 10 patients only

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

Budget Assumptions -

“‘	The vaccine production costs have included contingencies in the laboratory consumables needed assuming that there are 2.5 venesections per patient to produce 10 vaccines.

The no. of cytokines, media, solutions are calculated as 10 patients per batch needed.

The manpower costs have included three of Dandrit SG staff for a period of six months assuming 2 new patients per mth (completion of 10 patients in 5 months) with a contingency of 1 mth. The percentages are calculated based on the amount of time dedicated to the DC production hours within the GMP laboratory as well as general coordination of patients.

“‘
The purchase of the LN2 tank is required for to accomodate storage of PBMCs and vaccines prepared from the 10 patients on named patient use. The storage tank space will shared with the phase II b colorectal study. The total cost has been calculated proportionately where 30% of the total cost of the LN2 tank has been included into the total cost per patient.

The total cost of DC vaccine production (10 vaccines) is capped at SGD 14,000.00 per patient

“‘	Patients will be charged at ‘Cost Per Venesection’ of SGD 7,000 . This sum includes the Vaccine production costs, manpower and miscellaneous costs( E.g LN2 tank, freight charges).

Patients will pay SGD 7,000 for their first venesection.

A second venesection will take place if a total of 10 vaccines had not been prepared from the first Venesection. In this case, patients will make a second payment of SGD 7,000. An average of 2. 5 venesections is usually required to prepare a total of 10 vaccines.

Adm inistration for Named Patient Program-

Staff in charge:

“‘	Patient consent forms, appointments, visits, screening tests	GY,PYP,YPPeh

“‘	Patient visits for vaccinations/dth/research blood	PYP,GY,YPPeh

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CVR. nr. 26 02 73 22	DanDrit Biotech A/S Symbian Science Park 3, Fruebjergvej, Box 62 DK-2100 Copenhagen Denmark	Tel. +45 3917 9840 Fax +45 3917 9900 info@dandrit.com www.dandrit.com

“‘	DC vaccine preparation	PYP,GY,YPPeh
(supervised by
Dr. Peter Wang)

“‘	Collection of research blood consent forms	PYP,GY,YPPeh

“‘	Collection and processing of research blood	PYP,GY,YPPeh

“‘	Implementation & lab monitoring activities for GLP and GMP for DC production	Phoon Yee Peng

“‘	Laboratory Maintenance, Stock keeping & Ordering	GY,YPPeh

“‘	Compilation of clinical data	Dr.Peter Wang, THC

“‘	FACs analysis (QC analysis)	YPPeh, PYP,GY (supervised by Dr. Peter Wang)

Staff involved:
Dandrit Singapore
Phoon Yee Peng (PYP) -Project Manager
Gaynor Yong (GY)         -Administrator/Lab Technologist
Peh Yu Pei (YPPeh)       -Research Technologist

NCC
Dr. Peter Wang              -Research Fellow

Dr. Toh Han Chong (THC) - PrincipalInvestigator for this program.

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